CLUBCORP HOLDINGS, INC.
STOCK GRANT NOTICE
2012 STOCK AWARD PLAN
ClubCorp Holdings, Inc. (the “Company”), pursuant to the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”), hereby grants to the Participant identified below an award (the “Award”) of that number of shares of the Company’s Common Stock set forth below (the “Shares”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Agreement and the Plan (collectively, the “Award Documents”), with the Restricted Stock Agreement attached hereto (the Plan has been separately provided to the Participant), which are incorporated herein in their entirety. All capitalized terms not defined in this Stock Grant Notice (“Grant Notice”) shall have the meanings ascribed thereto in the Restricted Stock Agreement or the Plan, as the case may be.

Participant
Date of Grant	February 5, 2015
January 2015 Average Stock Price/Share
Value of Award on Grant Date
Number of Shares
Vesting Schedule:	One-third of the Shares will vest on each of the first, second and third anniversaries of the Date of Grant.
Payment:
No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares, as described in the Restricted Stock Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to the terms set forth in the Award Documents. Participant further acknowledges that as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of the above-described shares of the Company’s Common Stock and supersede all prior oral and written agreements on that subject.

ClubCorp Holdings, Inc.		Participant

By:
	Signature	Signature

Title:

Name:		Name:

ATTACHMENT:

I.	Restricted Stock Agreement

Attachment I

Restricted Stock Agreement

AMENDED AND RESTATED CLUBCORP HOLDINGS, INC.
2012 STOCK AWARD PLAN
RESTRICTED STOCK AGREEMENT
Pursuant to the provisions of the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”), the terms of the Grant Notice (“Grant Notice”) to which this Restricted Stock Agreement (hereinafter the “Restricted Stock Agreement” or “Agreement”) is attached and the Restricted Stock Agreement, ClubCorp Holdings, Inc. (the “Company”) grants you that number of shares of Common Stock indicated in the Grant Notice. Capitalized terms not defined in this Agreement or Grant Notice but defined in the Plan shall have the same definitions as in the Plan.
The details of your Award are as follows:
1.    THE AWARD. The Company hereby awards to you the aggregate number of Shares of Common Stock specified in your Grant Notice. The Shares are awarded to you in consideration for your service to the Company as an employee, director or consultant to the Company or any of its Affiliates.
2.    DOCUMENTATION. As a condition to the award of the Shares, and prior to the receipt of share certificates by you (if such certificates are issued by the Company), you agree to execute the Grant Notice and to deliver the same to the Company, along with such additional documents and agreements as the Company may require to enable the Company to administer its rights set forth in this Agreement and the Plan.
3.    CONSIDERATION FOR THE AWARD. No cash payment is required for the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares.
4.    VESTING. Subject to the limitations contained in this Agreement and the Plan, the Shares will vest as provided in the Grant Notice. Vesting is contingent upon your continuous service with the Company or any of its Affiliates as an employee, director or consultant. If your continuous service with the Company or an Affiliate terminates prior to the vesting of all or any number of Shares for any reason, then you shall automatically forfeit any unvested Shares to the Company as of the date of termination without any further action by the Company, and you shall have no further right to receive any benefits or payments with respect to such unvested Shares.
5.    NUMBER OF SHARES. The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 12 of the Plan and any and all new, substituted or additional securities to which you may be entitled under the terms of the Award shall likewise be subject to the terms of the Plan and this Agreement.
6.    CERTIFICATES. Certificates evidencing the Shares may be issued by the Company and, if so issued, shall be registered in your name promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Shares pursuant to Section 4. Alternatively, the Company, in its sole discretion, may elect to issue the Shares in uncertificated form, in which case such Shares shall be recorded in your name in the books and records of the Company’s transfer agent.
7.    TRANSFER RESTRICTIONS. Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan. No Share may, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you (including, without limitation, by operation of law) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
8.    RIGHTS AS A STOCKHOLDER. You shall be the record owner of the Shares until or unless such Shares are reacquired by the Company pursuant to Section 4 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and you shall receive, when paid, any cash or in-kind dividends on all of the Shares granted hereunder as to which you are the record holder on the applicable record date; provided that the Shares shall be subject to the limitations on transfer and encumbrance set forth herein. As soon as practicable following the vesting of any Shares pursuant to Section 4, certificates for the Shares which shall have vested shall be delivered to you or your legal guardian or representative unless the Company elects to issue the Shares in uncertificated form.
9.    SECURITIES LAWS. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
10.    MARKET STANDOFF. You agree that the Company (or a representative of the underwriters) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed approximately two hundred fourteen (214) days) following the effective date of the applicable registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. In addition, Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.
11.    LEGENDS ON CERTIFICATES. The certificates representing the vested Shares delivered to you or registered in your name, as the case may be, as contemplated by Section 8 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. All certificates representing the Award shall have affixed thereto a legend in substantially the following form, or such other form as approved by the Committee, in addition to any other legends that may be required under federal or state securities laws:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE AMENDED AND RESTATED CLUBCORP HOLDINGS, INC. 2012 STOCK AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN CLUBCORP HOLDINGS, INC. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CLUBCORP HOLDINGS, INC.
12.    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as an employee, director or consultant to the Company or any of its Affiliates. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant or as any other type of service provider for the Company or any Affiliate. Neither you nor any other person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to you and any recipient of an Award under the Plan need not be the same (whether or not you and any such other recipient are similarly situated).
13.    WITHHOLDING OBLIGATIONS.
(a)    At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll or any other amounts payable to you, and you further agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award, to the maximum extent permitted by law. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Shares having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withhold and/or by the sale of Shares to generate sufficient cash proceeds to satisfy any such tax withholding obligation. You hereby authorize the Committee to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.
(b)    Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.
14.    TAX CONSEQUENCES. You acknowledge that you have had the opportunity to review with your own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. You further acknowledge that you are relying solely on such advisors and not on any statements of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your personal tax liability that may arise as a result of the transactions contemplated by this Agreement. You further understand that it may be beneficial in certain circumstances to elect to be taxed as of the Date of Grant rather than when the Shares vest by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with the Internal Revenue Service within 30 days from the Date of Grant. YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. You acknowledge that nothing in this Agreement constitutes tax advice.
15.    LIMITATIONS APPLICABLE TO SECTION 16 PERSONS . Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.
16.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, one (1) business day after deposit with Federal Express for overnight delivery or five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
17.    MISCELLANEOUS.
(a)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
(b)    You may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives you, your estate shall be deemed to be your beneficiary.

(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)    The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.
(e)    The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on you and your beneficiaries, executors, administrators, heirs and successors.
(f)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(g)    This Agreement shall be governed in all respects by the laws of the State of Nevada, without regard to conflicts of laws principles thereof.
(h)    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
18.    GOVERNING PLAN DOCUMENT AND ENTIRE AGREEMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.